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                                  EXHIBIT 23.2

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                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) of Blue Rhino Corporation for the registration of 1,500,000 shares of its common stock for the 1998 Stock Incentive Plan of our report dated September 17, 2002 (except for Note 11, as to which the date is September 24,
2002) with respect to the consolidated financial statements and schedule of Blue Rhino Corporation included in its Annual Report on Form 10-K for the year ended July 31, 2002, filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP


Greensboro, North Carolina
January 7, 2003